Exhibit 99.1

Southern National Bancorp of Virginia, Inc. announces earnings of $4.7 million for the quarter ended June 30, 2020, compared to $9.3 million for the quarter ended June 30, 2019

Southern National Bancorp of Virginia, Inc. also declares a dividend of $0.10 per share, its thirty-fifth consecutive quarterly dividend

MCLEAN, Va., July 27, 2020 /PRNewswire/ -- Southern National Bancorp of Virginia, Inc. (NASDAQ: SONA) ("Southern National" or the "Company"), and its wholly-owned subsidiary Sonabank (the "Bank"), today announced net income of $4.7 million for the quarter ended June 30, 2020, compared to $9.3 million for the quarter ended June 30, 2019. Earnings per share for the three months ended June 30, 2020 were $0.19 basic and diluted compared to $0.39 basic and $0.38 diluted for the three months ended June 30, 2019.

Earnings for the six months ended June 30, 2020 were $4.7 million compared to $15.3 million for the six months ended June 30, 2019. Earnings per share for the six months ended June 30, 2020 were $0.20 basic and $0.19 diluted compared to $0.64 basic and $0.63 diluted for the six months ended June 30, 2019.

The Board of Directors also announces and declares a dividend of $0.10 per share payable on August 21, 2020 to shareholders of record on August 10, 2020. This is Southern National's thirty-fifth consecutive quarterly dividend.

Commenting on the quarter, President and CEO Dennis J. Zember, Jr. said "I am really proud of what we accomplished in the second quarter of 2020. Despite the fact that our locations were closed, our bankers worked together to close and process over 3,800 PPP loans and grow core deposits at the fastest pace in our Company's history while steadily moving lower on rates. We saw a substantial improvement in revenue and pretax pre-provision earnings and held steady on operating expenses. Our announcement regarding Panacea illustrates our commitment to technology and creativity and promises to drive shareholder value with increased growth rates in earnings per share. We expect the second half of the year to be centered on managing through the economic impacts of the pandemic and are encouraged with the conversations and diligence we have directed to existing customer relationships."

Highlights for the three and six months ended June 30, 2020 include:

  Originated approx. 3,800 PPP loans totaling $335.6 million.
  Deferred PPP fees (net of expenses) of $10.6 million.
  Increased non-CD deposits to total deposits 71% compared to 59% at 2Q 2019.
  Cost of Deposits declined to 0.95% (over 45% compared to year end 2019 levels).
  Increased contribution from mortgage investment to $4.1 million.
  Increased PTPP income to $16.8 million or 2.27% of average assets (compared to 1.51% for 2019).
  Announced partnership with Tyler Stafford and Panacea that will increase long-term growth in assets and earnings per share focusing on medical professionals.
  Operating efficiency ratio of 49.07% compared to 58.21% in the same quarter of 2019.
  Total assets increased to approximately $3.1 billion at June 30, 2020.
  Tangible book value per share of $11.21 at June 30, 2020 has increased 6.9% since a year ago.

Net Interest Income

Net interest income increased to $22.5 million for the three months ended June 30, 2020 or $1.5 million due to higher levels of average earning assets. The Company's net interest margin for the current quarter declined to 3.33%, impacted heavily by the origination of PPP loans with net margins of only 0.77%. Excluding the effects of PPP loans, the Company's net interest margin would have increased to 3.50% compared to 3.40% at the same time in 2019. While yields on earning assets have fallen due to market conditions, the Company's funding costs have benefited materially for the first half of 2020 and are expected to continue improving for several additional quarters. Yields on earning assets have fallen from 4.93% to 4.25% when compared to the second quarter of 2019 versus a 67% decline in total cost of funding over the same period.

Commenting on the trends around net interest margin, Mr. Zember stated "Our foremost balance sheet strategy right now is to permanently improve our funding and our funding costs. In the coming quarters, we are looking to continue growing core deposits at a pace that will allow us to dramatically reduce reliance on brokered and listing service CDs. As we move through the year and see the funding mix move more towards checking and money market accounts, we will focus even more attention on funding costs. Strategically, we believe the pathway to our desired funding profile for the Company is a twelve to eighteen month process that will drive material value and profitability long-term."

Noninterest Income

During the three months ended June 30, 2020, Southern National had record non-interest income of $8.4 million compared to $3.2 million for the three months ended June 30, 2019. Income on account maintenance and deposit service fees declined $299 thousand primarily in account service charges and NSF fees. Gains on our investment in Southern Trust Mortgage ("STM") increased to $4.2 million compared to $558 thousand in the same quarter in 2019, driven by higher margins on closed loans and materially higher volumes from refinance activity as well as production from new hires and teams that were on boarded in the last half of 2019. Lastly, the Company experienced a recovery related to a previously charged-off acquired loan of approximately $2 million during the second quarter of 2020.

Noninterest Expense

Noninterest expense was $14.1 million for the three months ended June 30, 2020, impressively similar to the $13.9 million reported for the three months ended June 30, 2019. The increase in noninterest expense was primarily due to a $385 thousand increase in data processing expense, a $194 thousand increase in employee compensation and benefits, all offset by a $495 thousand decrease in building and leasehold depreciation.

Noninterest expense was $33.9 million for the six months ended June 30, 2020 compared to $30.2 million during the same period in 2019. Both periods had unusually large non-recurring items including costs associated with the Company's management restructure, settlement of lawsuits and costs associated with the consolidation of several branches.

Loan Portfolio

Loans outstanding grew to $2.51 billion at June 30, 2020 compared to $2.17 billion at the same time in 2019. Loan production in the second quarter of 2020 centered mostly on PPP which totaled $335.6 million. Excluding PPP loans, loans outstanding have decreased $10.2 million since December 31, 2019.

The Company ended the second quarter of 2020 with a concentration in hotels totaling $288.4 million. The portfolio, prior to the pandemic, had debt weighted average debt coverage of approximately 147% and weighted average loan to value of approximately 68%. Substantially all of the Company's hotel loans are to national brands and approximately 93% of the portfolio are to limited service hotels, in non-leisure areas with historically lower operating costs. Approximately 76% percent of the hotel loans had been granted a COVID-19 deferral as of June 30, 2020.

Mr. Zember commented about the concentration, saying "During the second quarter, the executive team and our commercial relationship managers reviewed every relationship and portfolio concentration over $5.0 million. This review covered approximately 65% of the total portfolio and added to our confidence concerning the viability and strength of our customer base. There is no doubt that our hotel and hospitality customers are suffering with lower occupancy and revenue rates but the improvement in these and other key ratios over the quarter has been very encouraging. Additionally, the portfolio is heavily oriented around strong, lifetime operators with substantial equity in each project, lower loan-to-values and who are actively and permanently right-sizing their cost structures."

Credit Loss Provision and Asset Quality

The Allowance for Loan Losses (incurred loss model) increase to $23.6 million at June 30, 2020. The Allowance for Loan Losses to Total Loans now stands at 0.94%, and the Allowance to Loan plus discounts on acquired loan to Total Loans is 1.28%.

As the COVID-19 health crisis unfolded in the Company's markets and businesses experienced disruptions in normal operations, the Company provided certain modifications, including interest only or principal and interest deferments. Total modified loans or loans with requests for modifications at June 30, 2020 were $707.8 million.

Nonperforming assets, excluding portions guaranteed by the SBA, were 0.47% of total assets at June 30, 2020, compared to 0.40% at December 31, 2019. Total non-accrual loans increased to $14.9 million at June 30, 2020 compared to $8.9 million at December 31, 2019 due to COVID-19 related issues.

Lastly, the Company has participated extensively in the SBA's Payroll Protection Program. The Company had approved and secured funds for over 3,800 customers totaling $335.6 million. Net deferred PPP fees less direct origination expense is $10.6 million at June 30, 2020. The Company has secured borrowings from the Federal Reserve's discount window for the full amount of the PPP loans outstanding and does not anticipate any issues with liquidity. Additionally, the Company has contracted with certain firms with extensive experience in BSA, bank compliance, technology and underwriting to ensure the customer files are well documented and exceed the SBA's requirements for funding and stands ready to assist our customers in the upcoming loan forgiveness process.

Deposits

Total deposits remained flat at $2.15 billion at June 30, 2020 compared to $2.15 billion at the same time in 2019. However, during the quarter, the Company replaced $76 million of brokered, listing service and higher rate customer CDs with growth in checking, NOW and MMDA balances. The Company is aggressively building sales and incentive cultures focused on growing and managing core deposits, with the primary attention on commercial and consumer checking accounts. Management expects continued improvement in the funding mix over the next several quarters with additional reductions in total funding costs.

Stockholders' Equity

Tangible common book value at the end of the second quarter of 2020 was $11.21 per share, an increase of 6.9% since the same time in 2019. Tangible common equity at June 30, 2020 was $273.2 million, or 9.22% of tangible assets. Sonabank's capital ratios were especially strong with tier one leverage and total risk based capital ratios estimated at 10.62% and 14.22%, respectively at the end of the second quarter of 2020. The growth in assets during the quarter was mostly centered around PPP activity which reduced the Company's tangible common equity ratio by 77 bps and the Bank's tier one capital ratio by 134 bps.

About Southern National Bancorp of Virginia, Inc.

As of June 30, 2020, Southern National had $3.07 billion in total assets, $2.51 billion in total loans and $2.15 billion in total deposits. Sonabank, the Company's banking subsidiary provides a range of financial services to individuals and small and medium sized businesses through forty-two full-service branches in Virginia and Maryland and through certain internet and mobile applications.

Non-GAAP Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables. Southern National uses non-GAAP financial measures to analyze its performance.

Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of Southern National and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Southern National's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Southern National.

Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that relate to future events or the future performance of Southern National. Forward-looking statements are not guarantees of performance or results. These forward-looking statements are based on the current beliefs and expectations of the respective management of Southern National and Sonabank and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond their respective control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed or implied in these forward-looking statements because of numerous possible uncertainties. Words like "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and similar expressions, should be considered as identifying forward-looking statements, although other phrasing may be used. Such forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Registration Statements on Form S-4) filed by Southern National. You should consider such factors and not place undue reliance on such forward-looking statements. No obligation is undertaken by Southern National to update such forward-looking statements to reflect events or circumstances occurring after the issuance of this press release.

Contacts:	Addresses:
Dennis J. Zember, Jr., President and CEO	Southern National Bancorp of Virginia, Inc.
Phone: 804-997-2406	6830 Old Dominion Drive
McLean, VA 22101
Jeffrey L. Karafa, EVP and CFO
Phone: 804-997-2404	Sonabank
10900 Nuckols Road, Suite 325
Glen Allen, VA 23060

Southern National Bancorp of Virginia, Inc., NASDAQ Symbol SONA Website: www.sonabank.com

	For the Three Month Period					Year to Date Period
Condensed Consolidated Balance Sheets (unaudited)	2Q 2020	1Q 2020	4Q 2019	3Q 2019	2Q 2019	YTD 2020	YTD 2019
Assets
Cash and cash equivalents	$ 82,586	$ 55,865	$ 31,928	$ 48,572	$ 33,088	$ 82,586	$ 33,088
Investment securities-available for sale	160,979	168,520	164,820	163,344	163,860	160,979	163,860
Investment securities-held to maturity	53,958	59,234	72,448	78,790	86,815	53,958	86,815
Stock in Federal Reserve Bank and Federal Home Loan Bank	16,927	21,396	17,832	14,602	17,364	17,193	17,633
Loans receivable, net of deferred fees	2,511,504	2,212,538	2,186,047	2,141,385	2,172,845	2,511,504	2,172,845
Allowance for loan losses	(23,627)	(12,722)	(10,261)	(11,201)	(11,613)	(23,627)	(11,613)
Net loans	2,487,877	2,199,816	2,175,786	2,130,184	2,161,232	2,487,877	2,161,232
Loans held for sale	-	-	-	-	-	-	-
Intangible assets	108,463	108,804	109,145	109,486	109,838	108,463	109,838
Operating lease right-of-use assets	7,111	7,664	8,013	8,374	7,924	7,111	7,924
Bank premises and equipment, net	31,087	31,079	31,184	31,265	30,767	31,087	31,367
Bank-owned life insurance	64,622	64,236	63,850	63,452	63,060	64,622	63,060
Deferred tax assets, net	11,087	11,154	11,788	11,788	11,788	11,087	14,475
Other assets	47,209	34,795	35,376	36,527	35,880	47,209	35,011
Total assets	$ 3,072,171	$ 2,762,563	$ 2,722,170	$ 2,698,915	$ 2,724,303	$ 3,072,171	$ 2,724,303

Liabilities and stockholders' equity
Demand deposits	$ 447,605	$ 338,095	$ 339,153	$ 343,686	$ 335,024	$ 447,605	$ 335,024
NOW accounts	424,096	380,977	391,172	368,354	361,787	424,096	361,787
Money market accounts	488,229	477,660	466,867	458,737	444,299	488,229	444,299
Savings accounts	171,681	151,406	144,486	146,119	143,328	171,681	143,328
Time deposits	619,918	727,216	783,040	861,842	865,988	619,918	865,988
Total deposits	2,151,529	2,075,354	2,124,718	2,178,738	2,150,426	2,151,529	2,150,426
Federal Home Loan Bank advances	100,000	205,140	121,640	45,640	110,640	100,000	110,640
PPPLF Advances	333,574	-	-	-	-	333,574	-
Subordinated notes	56,689	56,686	56,683	56,681	56,678	56,689	56,678
Operating lease liabilities	7,896	8,509	8,469	8,830	8,385	7,896	8,385
Other liabilities	40,814	38,052	33,419	38,396	35,382	40,814	35,382
Total liabilities	2,690,502	2,383,741	2,344,929	2,328,285	2,361,512	2,690,502	2,361,512
Stockholders' equity	381,669	378,822	377,241	370,630	362,792	381,669	362,792
Total liabilities and stockholders' equity	$ 3,072,171	$ 2,762,563	$ 2,722,170	$ 2,698,915	$ 2,724,303	$ 3,072,171	$ 2,724,303

Tangible common equity	$ 273,206	$ 270,018	$ 268,096	$ 261,144	$ 252,953	$ 273,206	$ 252,953
Tangible common equity to tangible assets	9.22%	10.17%	10.26%	10.09%	9.68%	9.22%	9.68%
Tangible book value	$ 11.21	$ 11.11	$ 11.09	$ 10.80	$ 10.49	$ 11.21	$ 10.49

	For the Three Month Period					Year to Date Period
Condensed Consolidated Statement of Operations (unaudited)	2Q 2020	1Q 2020	4Q 2019	3Q 2019	2Q 2019	YTD 2020	YTD 2019
Interest and dividend income	$ 28,672	$ 28,481	$ 29,354	$ 30,474	$ 30,393	$ 57,153	$ 60,696
Interest expense	6,199	7,966	8,685	9,459	9,429	14,165	18,780
Net interest income	22,473	20,515	20,669	21,015	20,964	42,988	41,916
Provision for credit losses	10,899	3,450	-	150	-	14,349	200
Net interest income after provision for loan losses	11,574	17,065	20,669	20,865	20,964	28,639	41,716
Account maintenance and deposit service fees	1,489	1,698	1,847	1,837	1,788	3,187	3,475
Income from bank-owned life insurance	385	386	399	392	385	771	908
Equity gain from mortgage affiliate	4,161	231	16	599	558	4,392	576
Recoveries related to acquired charged-off loans and investment securities	2,235	184	477	145	324	2,419	915
Other	123	321	620	1	135	444	378
Noninterest income	8,393	2,820	3,359	2,974	3,190	11,213	6,253
Employee compensation and benefits	7,338	12,309	6,738	6,567	7,144	19,647	12,956
Occupancy and equipment expenses	2,044	2,558	2,389	1,482	2,538	4,602	5,051
Amortization of core deposit intangible	341	341	341	352	362	682	725
Virginia franchise tax expense	659	570	562	563	563	1,229	1,126
Data processing expense	956	707	677	622	571	1,663	1,083
Telecommunication and communication expense	369	368	357	477	177	737	781
Net (gain) loss on other real estate owned	-	71	-	-	(36)	71	(38)
Professional fees	873	1,193	1,036	673	1,381	2,066	1,903
Other expenses	1,490	1,735	1,696	1,878	1,192	3,225	6,596
Noninterest expense	14,070	19,852	13,796	12,614	13,892	33,922	30,182
Income before income taxes	5,897	33	10,232	11,225	10,262	5,930	17,786
Income tax expense	1,188	6	1,268	2,361	943	1,194	2,448
Net income	$ 4,709	$ 27	$ 8,964	$ 8,864	$ 9,319	$ 4,736	$ 15,339

Non-GAAP adjustments to Net Income
Management Restructure	$ -	$ 4,899	$ -	$ -	$ -	$ 4,899	$ -
Branch Closures	-	479	-	-	-	479	-
Other loss and related legal expenses	-	-	-	-	-	-	3,702
Income tax effect	-	(1,076)	-	-	-	(1,076)	(777)
Total Net Income adjusted for nonrecurring expenses	$ 4,709	$ 4,329	$ 8,964	$ 8,864	$ 9,319	$ 9,038	$ 18,264

Pretax preprovision earnings	$ 16,796	$ 7,785	$ 10,232	$ 11,375	$ 10,262	$ 24,581	$ 20,911
Pretax preprovision earnings to average assets	2.27%	1.14%	1.50%	1.67%	1.51%	3.46%	3.08%

	For the Three Month Period					Year to Date Period
	2Q 2020	1Q 2020	4Q 2019	3Q 2019	2Q 2019	YTD 2020	YTD 2019
Per Share Data:
Earnings per share - Basic	$ 0.19	$ 0.00	$ 0.37	$ 0.37	$ 0.39	$ 0.20	$ 0.64
Earnings per share - Diluted	$ 0.19	$ 0.00	$ 0.37	$ 0.36	$ 0.38	$ 0.19	$ 0.63
Book value per share	$ 15.74	$ 15.59	$ 15.60	$ 15.33	$ 15.04	$ 15.77	$ 15.11
Tangible book value per share	$ 11.21	$ 11.11	$ 11.09	$ 10.80	$ 10.49	$ 11.21	$ 10.49
Weighted average shares outstanding - Basic	24,246,355	24,168,359	24,092,534	24,071,925	24,024,580	24,207,357	24,017,311
Weighted average shares outstanding - Diluted	24,352,708	24,388,085	24,411,147	24,374,163	24,322,717	24,349,153	24,315,017
Shares outstanding at end of period	24,361,603	24,297,703	24,181,534	24,171,776	24,117,326	24,361,603	24,117,326

Selected Performance Ratios:
Return on average assets	0.61%	0.00%	1.31%	1.29%	1.37%	0.33%	1.14%
Return on average equity	4.92%	0.03%	9.49%	9.57%	10.46%	2.49%	8.71%
Return on average tangible equity	6.86%	0.04%	13.40%	13.64%	15.10%	3.48%	12.50%
Yield on earning assets	4.25%	4.61%	4.75%	4.89%	4.93%	4.42%	4.93%
Cost of funds on interest bearing liabilities	0.97%	1.60%	1.49%	1.60%	1.62%	1.16%	1.87%
Net interest margin	3.33%	3.32%	3.35%	3.37%	3.40%	3.32%	3.41%
Net loans to deposits	115.63%	106.00%	102.40%	97.77%	100.50%	115.63%	101.58%
Operating efficiency ratio	49.07%	85.84%	57.60%	52.76%	58.21%	65.46%	63.73%
Overhead ratio	0.13%	1.85%	0.22%	0.11%	0.20%	0.96%	0.42%
Net charge-offs to average loans	0.00%	0.04%	0.04%	0.03%	0.01%	0.04%	0.04%

Reconciliation of Non-GAAP items:
Return on average assets	0.61%	0.00%	1.31%	1.29%	1.37%	0.33%	1.14%
Effect of adjustment for the nonrecurring expenses	0.00%	0.63%	0.00%	0.00%	0.00%	0.31%	0.21%
Return on average assets excluding the nonrecurring expenses (Non-GAAP)	0.61%	0.63%	1.31%	1.29%	1.37%	0.64%	1.35%

Return on average equity	4.92%	0.03%	9.49%	9.57%	10.46%	2.49%	8.71%
Effect of adjustment for the nonrecurring expenses	0.00%	4.54%	0.00%	0.00%	0.00%	2.25%	1.66%
Return on average equity excluding the nonrecurring expenses (Non-GAAP)	4.92%	4.57%	0.00%	0.00%	10.46%	4.74%	10.37%

Operating efficiency ratio	49.07%	85.84%	57.60%	52.76%	58.21%	65.46%	63.73%
Effect of adjustment for the nonrecurring expenses	0.00%	-23.34%	0.00%	0.00%	0.00%	-8.32%	-7.80%
Operating efficiency ratio excluding the nonrecurring expenses (Non-GAAP)	49.07%	62.50%	57.60%	52.76%	58.21%	57.14%	55.93%

Tangible book value	$ 11.21	$ 11.11	$ 11.09	$ 10.80	$ 10.49	$ 11.21	$ 10.49
Effect of adjustment for the nonrecurring expenses	-	0.18	-	-	-	0.18	0.12
Tangible book value excluding the nonrecurring expenses (Non-GAAP)	$ 11.21	$ 11.29	$ 11.09	$ 10.80	$ 10.49	$ 11.39	$ 10.61

	For the Three Month Period					Year to Date Period
Asset Quality Information:	2Q 2020	1Q 2020	4Q 2019	3Q 2019	2Q 2019	YTD 2020	YTD 2019

Loans secured by real estate:
Commercial real estate - owner occupied	$ 412,916	$ 409,739	$ 414,479	$ 399,105	$ 410,832	$ 413,689	$ 410,832
Commercial real estate - non-owner occupied	591,229	599,987	559,195	542,909	561,732	591,323	561,732
Secured by farmland	16,845	16,608	17,622	17,504	9,692	16,845	9,692
Construction and loan loans	122,086	115,144	150,750	162,458	158,956	122,456	158,956
Residential 1-4 family	612,247	624,119	604,777	574,935	572,715	612,809	572,715
Multi-family residential	100,685	90,652	82,055	82,626	82,593	100,685	82,593
Home equity lines of credit	101,218	106,820	109,006	112,801	117,298	101,289	117,298
Total real estate loans	1,957,226	1,963,069	1,937,884	1,892,338	1,913,818	1,959,096	1,913,818

Commercial loans	204,160	223,433	221,447	220,707	229,502	204,286	229,502
SBA Paycheck Protection Program loans	335,612	-	-	-	-	335,612	-
Consumer loans	24,733	25,708	26,304	28,075	29,310	24,734	29,310
Gross loans	2,521,731	2,212,210	2,185,635	2,141,120	2,172,630	2,523,728	2,172,630

Plus (less) deferred costs (fees) on loans	(10,227)	328	412	265	215	(10,227)	215
Loan receivable, net of deferred costs (fees)	$ 2,511,504	$ 2,212,538	$ 2,186,047	$ 2,141,385	$ 2,172,845	$ 2,513,501	$ 2,172,845

Allowance for Loan Losses (Incurred Loss Model):
Balance at beginning of period	$ (12,722)	$ (10,261)	$ (11,201)	$ (11,613)	$ (11,874)	$ (10,261)	$ (12,283)
Provision for loan losses	(10,900)	(3,450)	-	(150)	-	(14,350)	(200)

Charge-offs	34	1,098	974	648	968	1,132	1,657
Recoveries	(39)	(109)	(34)	(85)	(707)	(148)	(787)
Net charge-offs	(5)	989	940	563	261	984	870

Ending balance	$ (23,627)	$ (12,722)	$ (10,261)	$ (11,201)	$ (11,613)	$ (23,627)	$ (11,613)
Cummulative reconciliation to CECL (Not yet adopted):
CECL adoption impact on acquired loans	(2,347)	(2,347)				(2,347)
CECL adoption impact on retained earnings	(5,429)	(5,429)				(5,429)
CECL adoption impact on deferred tax assets	(1,495)	(1,495)				(1,495)
Cummulative additional provision for loan losses	(2,841)	(10,666)				(2,841)
Ending balance	$ (35,739)	$ (32,659)				$ (35,739)

Allowance for Unfunded Commitments (Incurred Loss Model):
Balance at beginning of period	$ (55)	$ (55)	$ (55)	$ (55)	$ (55)	$ (55)	$ (55)
Cummulative reconciliation to CECL (Not yet adopted):
CECL adoption impact on retained earnings	(239)	(239)				(239)
CECL adoption impact on deferred tax assets	(66)	(66)				(66)
Cummulative additional provision for unfunded commitments	(883)	(491)				(883)
Ending balance	$ (1,177)	$ (785)				$ (1,177)

	For the Three Month Period					Year to Date Period
Net Charge-off Information:	2Q 2020	1Q 2020	4Q 2019	3Q 2019	2Q 2019	YTD 2020	YTD 2019
Charge-offs
Commercial, financial and agricultural	$ -	$ 821	$ 188	$ 267	$ -	$ 821	$ 167
Real estate - construction and development	-	-	-	-	-	-	-
Real estate - commercial and farmland	-	-	403	-	781	-	1,244
Real estate - residential	-	245	336	316	90	245	90
Consumer installment	34	32	47	65	97	66	156
Total charge-offs	34	1,098	974	648	968	1,132	1,657

Recoveries
Commercial, financial and agricultural	(18)	(66)	(14)	(65)	(209)	(84)	(272)
Real estate - construction and development	-	-	-	-	-	-	-
Real estate - commercial and farmland	(3)	(6)	(3)	(4)	(203)	(9)	(206)
Real estate - residential	(6)	(31)	(6)	(8)	(284)	(37)	(292)
Consumer installment	(12)	(6)	(11)	(8)	(11)	(18)	(17)
Total recoveries	(39)	(109)	(34)	(85)	(707)	(148)	(787)

Net charge-offs	$ (5)	$ 989	$ 940	$ 563	$ 261	$ 984	$ 870

Non-Performing Assets:
Accruing loans delinquent 90 days or more	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Nonaccrual loans	14,930	8,941	8,900	3,842	5,200	14,930	5,200
Other real estate owned	6,006	5,876	6,224	5,835	5,041	6,006	5,041
Total non-performing assets	$ 20,936	$ 14,817	$ 15,124	$ 9,677	$ 10,241	$ 20,936	$ 10,241
SBA guaranteed portion of non-performing loans	$ 3,513	$ 2,889	$ 4,129	$ 3,309	$ 3,207	$ 3,513	$ 3,207

Troubled debt restructuring	$ 1,667	$ 694	$ 697	$ 679	$ 685	$ 1,667	$ 685
Loans deferred under COVID-19 modifications	$ 707,841	$ 24,308	$ -	$ -	$ -	$ 707,841	$ -

Asset Quality Ratios:
Non-performing assets as a percent of total assets, excluding SBA guarantees	0.57%	0.43%	0.40%	0.24%	0.26%	0.57%	0.26%
Net charge-offs as a percent of average loans (annualized)	0.00%	0.18%	0.17%	0.10%	0.05%	0.09%	0.08%

Loans by Risk Grade:
Pass, not graded	$ 653,943	$ 630,827	$ 611,160	$ 568,101	$ 580,033	$ 655,940	$ 580,033
Pass Grade 1 - Highest Quality	306	538	374	271	364	306	364
Pass Grade 2 - Good Quality	323,512	28,583	27,855	25,852	28,199	323,512	28,199
Pass Grade 3 - Satisfactory Quality	837,606	866,316	871,463	856,087	850,758	837,606	850,758
Pass Grade 4 - Pass	662,534	664,124	652,464	666,958	689,046	662,534	689,046
Pass Grade 5 - Special Mention	14,006	11,622	12,235	13,093	14,326	14,006	14,326
Grade 6 - Substandard	19,597	10,528	10,496	11,023	10,119	19,597	10,119
Grade 7 - Doubtful	-	-	-	-	-	-	-
Grade 8 - Loss	-	-	-	-	-	-	-
Total loans	$ 2,511,504	$ 2,212,538	$ 2,186,047	$ 2,141,385	$ 2,172,845	$ 2,513,501	$ 2,172,845

	For the Three Month Period					Year to Date Period
Average Balances:	2Q 2020	1Q 2020	4Q 2019	3Q 2019	2Q 2019	YTD 2020	YTD 2019

Assets
Interest-earning assets:
Loans, net of deferred fees	$ 2,401,620	$ 2,200,926	$ 2,165,717	$ 2,165,717	$ 2,161,505	$ 2,301,274	$ 2,158,395
Investment securities	222,124	231,794	242,916	242,916	248,276	226,959	242,878
Other earning assets	91,230	54,800	65,706	65,706	55,824	73,015	73,001
Total earning assets	2,714,974	2,487,520	2,474,340	2,474,340	2,465,605	2,601,248	2,474,275
Other assets	250,897	252,700	254,550	254,550	254,118	251,798	249,545
Total assets	2,965,872	2,740,220	2,728,890	2,728,890	2,719,723	2,853,046	2,723,820

Liabilities and stockholders' equity
Demand deposits	$ 418,382	$ 333,408	$ 334,435	$ 334,435	$ 331,481	$ 375,895	$ 325,921
Interest-bearing liabilities:
NOW and other demand accounts	404,700	379,531	362,564	362,564	357,850	392,115	351,925
Money market accounts	488,648	469,651	456,492	456,492	432,927	479,150	417,358
Savings accounts	163,574	147,697	144,266	144,266	146,073	155,635	146,827
Time deposits	710,483	756,055	867,533	867,533	848,806	733,269	887,258
Total Deposits	2,185,787	1,752,934	1,830,855	1,830,855	1,785,656	2,136,064	2,129,289
Borrowings	371,836	251,830	173,866	173,866	223,053	311,833	218,516
Total Funding	2,557,623	2,004,764	2,004,722	2,004,722	2,008,709	2,447,897	2,347,805
Other Liabilities	24,495	21,781	24,398	22,385	22,123	23,138	20,818
Stockholders' equity	383,753	380,267	367,349	367,349	357,410	382,010	355,197
Total liabilities and stockholders' equity	$ 2,965,872	$ 2,740,220	$ 2,728,890	$ 2,728,890	$ 2,719,723	$ 2,853,046	$ 2,723,820

	For the Three Month Period					Year to Date Period
Net Interest Margin:	2Q 2020	1Q 2020	4Q 2019	3Q 2019	2Q 2019	YTD 2020	YTD 2019
Loans	$ 27,044	$ 26,741	$ 27,489	$ 28,340	$ 28,378	$ 53,785	$ 56,352
Investment securities	1,247	1,361	1,495	1,521	1,627	2,608	3,208
Other earning assets	381	379	431	614	326	760	1,074
Total Earning Assets	28,672	28,481	29,415	30,475	30,331	57,153	60,634

NIB DDA
NOW and other demand accounts	745	786	791	783	773	1,531	1,415
Money market accounts	830	1,575	1,779	2,080	2,058	2,404	3,886
Savings accounts	107	116	116	115	115	223	230
Time deposits	3,464	4,026	4,798	5,023	4,709	7,491	9,586
Total Deposit Costs	5,146	6,503	7,484	8,001	7,655	11,649	15,117

Other Borrowings	1,053	1,463	1,201	1,458	1,774	2,516	3,663
Total Funding	6,199	7,966	8,685	9,459	9,429	14,165	18,780

Net Interest Income	$ 22,473	$ 20,515	$ 20,730	$ 21,016	$ 20,902	$ 42,988	$ 41,854

	For the Three Month Period					Year to Date Period
Asset and Liability Yields	2Q 2020	1Q 2020	4Q 2019	3Q 2019	2Q 2019	YTD 2020	YTD 2019
Loans	4.53%	4.89%	5.04%	5.19%	5.27%	4.70%	5.26%
Investments	2.26%	2.36%	2.44%	2.48%	2.63%	2.31%	2.66%
Short term assets	1.68%	2.78%	2.60%	3.71%	2.34%	2.09%	2.97%
Total Earning Assets	4.25%	4.60%	4.72%	4.89%	4.93%	4.42%	4.94%

NOW	0.74%	0.83%	0.87%	0.86%	0.87%	0.79%	0.81%
MMDA	0.68%	1.35%	1.55%	1.81%	1.91%	1.01%	1.88%
Savings	0.26%	0.32%	0.32%	0.32%	0.32%	0.29%	0.32%
CDs	1.96%	2.14%	2.19%	2.30%	2.23%	2.05%	2.18%
Interest Bearing Deposits	0.95%	1.49%	1.62%	1.73%	1.72%	1.10%	1.43%
(total cost of deposits)	0.95%	1.49%	1.62%	1.73%	1.72%	1.10%	1.43%

Other Funding	1.14%	2.34%	2.74%	3.33%	3.19%	1.62%	3.38%
Total Cost of Funding	0.97%	1.60%	1.72%	1.87%	1.88%	1.16%	1.61%

Net Interest Margin	3.33%	3.32%	3.32%	3.37%	3.40%	3.32%	3.41%
Net Interest Spread	3.27%	3.01%	3.00%	3.01%	3.05%	3.25%	3.33%